Exhibit 99.06
March 30, 2006
CancerVax Corporation
2110 Rutherford Road
Carlsbad, California 92008
Consent to Reference in Proxy Statement/Prospectus
In connection with the Registration Statement on Form S-4 filed by CancerVax Corporation (the “Company”), File No. 333-131817, I hereby consent to the reference to me in the proxy statement/prospectus included in such registration statement as a future member of the board of directors of the Company.

Very truly yours,

/s/ Christian Itin, Ph.D. Christian Itin, Ph.D.